Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Steven Rubin and Neal V. Fenwick, and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this registration statement on Form S-4, and to file the same with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been duly signed below by the following persons on behalf of ACCO Brands Corporation and in the capacities indicated on the dates indicated.

Signature	Title	Date

/s/ ROBERT J. KELLER Robert J. Keller	Chairman and Chief Executive Officer	December 27, 2011

/s/ GEORGE V. BAYLY George V. Bayly	Director	December 27, 2011

/s/ G. THOMAS HARGROVE G. Thomas Hargrove	Director	December 27, 2011

/s/ KATHLEEN S. DVORAK Kathleen S. Dvorak	Director	December 27, 2011

/s/ MICHAEL NORKUS Michael Norkus	Director	December 27, 2011

/s/ NORMAN H. WESLEY Norman H. Wesley	Director	December 27, 2011

/s/ ROBERT H. JENKINS Robert H. Jenkins	Director	December 27, 2011

/s/ SHELIA G. TALTON Shelia G. Talton	Director	December 27, 2011

/s/ THOMAS KROEGER Thomas Kroeger	Director	December 27, 2011

/s/ NEAL V. FENWICK Neal V. Fenwick	Executive Vice President and Chief Financial Officer	December 27, 2011

/s/ THOMAS P. O’NEILL, JR. Thomas P. O’Neill, Jr.	Senior Vice President, Finance and Accounting and Chief Accounting Officer	December 27, 2011

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